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                                                                    EXHIBIT 99.4

                 [Letterhead of Keefe, Bruyette & Woods, Inc.]
                               February 24, 2003

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

         We hereby consent to the use of our opinion letter dated November 14, 2002 to the Board of Directors of Household International, Inc., included as Annex C to the Proxy Statement/Prospectus which forms part of Amendment No. 3 to the Registration Statement on Form F-4, dated February 24, 2003, relating to the proposed acquisition of Household International, Inc. by a wholly owned subsidiary of HSBC Holdings plc, and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Amendment No. 3 to the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             KEEFE, BRUYETTE & WOODS, INC.




                                             By: /s/ R. W. Wassmundt
                                                --------------------------------
                                                Keefe, Bruyette & Woods, Inc.